Corporations Section
P.O.Box 13697
Austin, Texas 78711-3697

John Steen
Secretary of State

Office of the Secretary of State

CERTIFICATE OF FILING
OF

AZZ INCORPORATED
13190700

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Amendment for the above named entity has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

Dated: 07/30/2013

Effective: 07/30/2013

John Steen
Secretary of State

FILED
In the Office of the
Secretary of State of Texas
JUL 30 2013
Corporations Section

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF AZZ INCORPORATED

Pursuant to the provisions of Section 3.053 of the Texas Business Organizations Code, the undersigned corporation hereby amends its Articles of Incorporation filed with the Secretary of State of Texas as follows:

ARTICLE ONE

The name of the corporation is AZZ incorporated and the corporation is a Texas for-profit corporation.

ARTICLE TWO

The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation effective as of the 9th day of July, 2013.

ARTICLE THREE

The amendment increases the number of authorized shares of capital stock of the corporation. The amendment alters or changes Article IV of the original Articles of Incorporation, as previously amended, and the full text of Article IV, as altered, is as follows:

ARTICLE IV

The aggregate number of shares which the corporation shall have authority to issue shall be One Hundred Million (100,000,000) of the par value of One Dollar ($1.00) each, said shares to consist of only one class and to be designated as shares of common stock.

ARTICLE FOUR

This amendment to the Articles of Incorporation has been approved in the manner required by the Texas Business Organizations Code and the constituent documents of the corporation.

[Remainder of Page Intentionally Left Blank]

Dated: July 9, 2013

AZZ INCORPORATED

By: [signature]

Name: Dana L. Perry

Title: Senior Vice President and Chief Financial Officer